EXHIBIT 4.1

SUPPLEMENTAL INDENTURE

Dated as of November 1, 2015

To

Indenture of Mortgage and Deed of Trust

Dated as of May 1, 1921

as Amended and Restated

as of April 7, 2005

___________

THE CONNECTICUT LIGHT AND POWER COMPANY

doing business as EVERSOURCE ENERGY

TO

DEUTSCHE BANK TRUST COMPANY AMERICAS

(f/k/a BANKERS TRUST COMPANY),

Trustee

___________

4.15% First and Refunding Mortgage Bonds, 2015 Series A, due 2045

THE CONNECTICUT LIGHT AND POWER COMPANY

doing business as EVERSOURCE ENERGY
Supplemental Indenture, Dated as of November 1, 2015

Table of Contents

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SUPPLEMENTAL INDENTURE, dated as of November 1, 2015, between THE CONNECTICUT LIGHT AND POWER COMPANY, doing business as Eversource Energy, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a BANKERS TRUST COMPANY), a corporation organized and existing under the laws of the State of New York (hereinafter called “Trustee”).

WHEREAS, the Company heretofore duly executed, acknowledged and delivered to the Trustee a certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, and eighty-two Supplemental Indentures thereto dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1, 1932, July 1, 1935, September 1, 1936, October 20, 1936, December 1, 1936, December 1, 1938, August 31, 1944, September 1, 1944, May 1, 1945, October 1, 1945, November 1, 1949, December 1, 1952, December 1, 1955, January 1, 1958, February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968, December 1, 1969, January 1, 1970, October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March 1, 1978, September 1, 1980, October 1, 1981, June 30, 1982, October 1, 1982, July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986, April 1, 1987, October 1, 1987, November 1, 1987, April 1, 1988, November 1, 1988, June 1, 1989, September 1, 1989, December 1, 1989, April 1, 1992, July 1, 1992, October 1, 1992, July 1, 1993, July 1, 1993, December 1, 1993, February 1, 1994, February 1, 1994, June 1, 1994, October 1, 1994, June 1, 1996, January 1, 1997, May 1, 1997, June 1, 1997, June 1, 1997, May 1, 1998, May 1, 1998, September 1, 2004, September 1, 2004, April 1, 2005, June 1, 2006, March 1, 2007, September 1, 2007, May 1, 2008, February 1, 2009, October 1, 2011, January 1, 2013, April 1, 2014 and May 1, 2015 (said Indenture of Mortgage and Deed of Trust (i) as heretofore amended, including as amended and restated in its entirety on April 7, 2005, being hereinafter generally called the “Mortgage Indenture,” and (ii) together with said Supplemental Indentures thereto, the “Mortgage”), all of which have been duly recorded as required by law, for the purpose of securing its First and Refunding Mortgage Bonds (of which $2,740,345,000 aggregate principal amount are outstanding at the date of this Supplemental Indenture) in an unlimited amount, issued and to be issued for the purposes and in the manner therein provided, of which Mortgage this Supplemental Indenture is intended to be made a part, as fully as if therein recited at length;

WHEREAS, the Company, by appropriate and sufficient corporate action in conformity with the provisions of the Mortgage, created a series of bonds under the Mortgage designated as the “4.15% First and Refunding Mortgage Bonds, 2015 Series A, due 2045” (hereinafter generally referred to as the “bonds of 2015 Series A”), consisting of fully registered bonds containing terms and provisions duly fixed and determined by the Board of Directors of the Company and expressed in the Supplemental Indenture dated May 1, 2015 (the “Eighty-Second Supplemental Indenture”), such fully registered bonds and the Trustee’s certificate of its authentication thereof set forth in Schedule A appended to such Eighty-Second Supplemental Indenture; which Eighty-Second Supplemental Indenture also provided for the initial issuance of $300,000,000 aggregate principal amount of bonds of 2015 Series A; and

WHEREAS, the Company desires to issue Fifty Million Dollars ($50,000,000) in aggregate principal amount of additional bonds of 2015 Series A and the Company therefore proposes to execute and deliver this Supplemental Indenture (i) to provide for the issue of the additional bonds of 2015 Series A and confirm the lien of the Mortgage Indenture on the property referred to below, all as permitted by Section 1301 of the Mortgage Indenture and (ii) to provide for the future amendment and restatement of the Mortgage Indenture as provided in Section 1.02 hereof;

WHEREAS, the execution and delivery of this Supplemental Indenture and the issue of not in excess of Fifty Million Dollars ($50,000,000) in aggregate principal amount of additional bonds of 2015 Series A and other necessary actions have been duly authorized by the Board of Directors of the Company; and

WHEREAS, the Company has purchased, constructed or otherwise acquired certain additional property not specifically described in the Mortgage but which is and is intended to be subject to the lien thereof, and proposes specifically to subject such additional property to the lien of the Indenture at this time; and

WHEREAS, the Company proposes to execute and deliver this Supplemental Indenture to provide for the issue of additional bonds of 2015 Series A, to subject such additional property to the lien of the Mortgage and to confirm the lien of the Mortgage on the Property referred to below, all as permitted by Sections 401 and 1301(d) and (f) of the Mortgage Indenture; and

WHEREAS, all acts and things necessary to constitute this Supplemental Indenture a valid, binding and legal instrument and to make the additional bonds of 2015 Series A, when executed by the Company and authenticated by the Trustee, the valid, binding and legal obligations of the Company have been authorized and performed;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE OF MORTGAGE AND DEED OF TRUST WITNESSETH:

That in order to secure the payment of the principal of and interest on all bonds issued and to be issued under the Mortgage, according to their tenor and effect, and according to the terms of the Mortgage and this Supplemental Indenture, and to secure the performance of the covenants and obligations in said bonds and in the Mortgage and this Supplemental Indenture respectively contained, and for the better assuring and confirming unto the Trustee, its successor or successors and its or their assigns, upon the trusts and for the purposes expressed in the Mortgage and this Supplemental Indenture, all and singular the hereditaments, premises, estates and property of the Company thereby conveyed or assigned or intended so to be, or which the Company may thereafter have become bound to convey or assign to the Trustee, as security for said bonds (except such hereditaments, premises, estates and property as shall have been disposed of or released or withdrawn from the lien of the Mortgage and this Supplemental Indenture, in accordance with the provisions thereof and subject to alterations, modifications and changes in said hereditaments, premises, estates and property as permitted under the provisions thereof), the Company, for and in consideration of the premises and the sum of One Dollar ($1.00) to it in hand paid by the Trustee, the receipt whereof is hereby acknowledged, and of other valuable considerations, has granted, bargained, sold, assigned, mortgaged, pledged, transferred, set over, aliened, enfeoffed, released, conveyed and confirmed, and by these presents does grant, bargain, sell, assign, mortgage, pledge, transfer, set over, alien, enfeoff, release, convey and confirm unto said Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee, and its successor or successors in the trusts created by the Mortgage and this Supplemental Indenture, and its and their assigns, all of said hereditaments, premises, estates and property (except and subject as aforesaid), as fully as though described at length herein, including, without limitation of the foregoing, the property, rights and privileges of the Company described or referred to in Schedule A hereto.

Together with all plants, buildings, structures, improvements and machinery located upon said real estate or any portion thereof, and all rights, privileges and easements of every kind and nature appurtenant thereto, and all and singular the tenements, hereditaments and appurtenances belonging to the real estate or any part thereof described or referred to in Schedule A or intended so to be, or in any wise appertaining thereto, and the reversions, remainders, rents, issues and profits thereof, and also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the Company, of, in and to the same and any and every part thereof, with the appurtenances; except and subject as aforesaid.

TO HAVE AND TO HOLD all and singular the property, rights and privileges hereby granted or mentioned or intended so to be, together with all and singular the reversions, remainders, rents, revenues, income, issues and profits, privileges and appurtenances, now or hereafter belonging or in any way appertaining thereto, unto the Trustee and its successor or successors in the trust created by the Mortgage and this Supplemental Indenture, and its and their assigns, forever, and with like effect as if the above described property, rights and privileges had been specifically described at length in the Mortgage and this Supplemental Indenture.

Subject, however, to Permitted Liens, as defined in the Mortgage Indenture.

IN TRUST, NEVERTHELESS, upon the terms and trusts of the Mortgage and this Supplemental Indenture for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Mortgage and this Supplemental Indenture (and subject to any sinking fund that may heretofore have been or hereafter be created for the benefit of any particular series).

And it is hereby covenanted that all such bonds of 2015 Series A are to be issued, authenticated and delivered, and that the mortgaged premises are to be held by the Trustee, upon and subject to the trusts, covenants, provisions and conditions and for the uses and purposes set forth in the Mortgage and this Supplemental Indenture and upon and subject to the further covenants, provisions and conditions and for the uses and purposes hereinafter set forth, as follows, to wit:

ARTICLE 1.

ADDITIONAL ISSUANCE OF BONDS OF 2015 SERIES A

SECTION 1.01.

Designation; Amount.  The additional bonds of 2015 Series A, in the aggregate principal amount of Fifty Million Dollars ($50,000,000), shall forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered in accordance with the request of the Company and in compliance with the applicable provisions of the Mortgage Indenture.  Said bonds shall be issued as a Tranche of the bonds of 2015 Series A as defined in the Indenture and shall be designated “4.15% First and Refunding Mortgage Bonds, 2015 Series A, due 2045.” The terms of such additional bonds shall be identical in all respects to the bonds of 2015 Series A originally issued (except as to the date of original issuance, the initial interest payment date and the offering price), as set forth in the form of bond included as Schedule A appended to the Eighty-Second Supplemental Indenture.  Upon the issuance of such additional bonds of 2015 Series A, the total outstanding aggregate principal amount of bonds of 2015 Series A shall be Three Hundred Fifty Million Dollars ($350,000,000).   The Trustee shall authenticate and deliver such additional bonds of 2015 Series A at any time upon application by the Company and compliance with the applicable provisions of the Indenture.  Pursuant to Section 1.01 of the Eighty-Second Supplemental Indenture, additional bonds of 2015 Series A, without limitation as to amount, having the same terms and conditions as the bonds of 2015 Series A (except for the date of original issuance, the initial interest payment date and the offering price) may also be issued by the Company without the consent of the holders of the bonds of 2015 Series A pursuant to a separate Supplemental Indenture related thereto, and such additional bonds of 2015 Series A shall be part of the same series as the bonds of 2015 Series A.

SECTION 1.02.

Consent to Amendment and Restatement of Mortgage Indenture.  Each holder of a bond of 2015 Series A, solely by virtue of its acquisition thereof, including as an owner of a book-entry interest therein, shall have and be deemed to have consented, without the need for any further action or consent by such  holder,  to  the amendment and restatement of the Mortgage Indenture in the form set forth in Schedule C to the Supplemental Indenture dated as of April 1, 2005.

ARTICLE 2.

AMENDMENT OF MORTGAGE INDENTURE

SECTION 2.01.

Amendment to Section 1606 of the Mortgage Indenture.  Section 1606 of the Mortgage Indenture is hereby amended by deleting clause (iv) of Section 1606(a) in its entirety and replacing it with the following clause (iv):

“

(iv) an Opinion of Counsel to the effect that the certificates and other instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Mortgage, and that all conditions precedent herein provided for relating to such withdrawal have been complied with.”

SECTION 2.02.

Applicability of Amendment to Mortgage Indenture.  Except as provided in Section 2.01 hereof, each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Mortgage Indenture shall apply only to the bonds of 2015 Series A and not to any other Securities under the Mortgage Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with this Supplemental Indenture, the Mortgage Indenture shall remain in full force and effect and is hereby ratified and confirmed.

ARTICLE 3.

MISCELLANEOUS

SECTION 3.01.

Benefits of Supplemental Indenture and Bonds of 2015 Series A.  Nothing in this Supplemental Indenture, or in the bonds of 2015 Series A, expressed or implied, is intended to or shall be construed to give to any person or corporation other than the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or of any covenant, condition or provision herein contained.  All the covenants, conditions and provisions hereof are and shall be for the sole and exclusive benefit of the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture.

SECTION 3.02.

Effect of Table of Contents and Headings.  The table of contents and the description headings of the several Articles and Sections of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning, construction or effect of the same.

SECTION 3.03.

Counterparts.  For the purpose of facilitating the recording hereof, this Supplemental Indenture may be executed in any number of counterparts, each of which shall be and shall be taken to be an original and all collectively but one instrument.

IN WITNESS WHEREOF, The Connecticut Light and Power Company, doing business as Eversource Energy, has caused these presents to be executed by its Vice President and Treasurer and its corporate seal to be hereunto affixed, duly attested by its Secretary, and Deutsche Bank Trust Company Americas has caused these presents to be executed and its corporate seal to be hereunto affixed by Deutsche Bank National Trust Company, its authorized signatory, by a Vice President and an Assistant Vice President, duly attested by a Vice President, as of the day and year first above written.

[The remainder of this page left blank intentionally; signature pages follow.]

Attest: /S/ RICHARD J. MORRISON Richard J. Morrison Secretary	THE CONNECTICUT LIGHT AND POWER COMPANY doing business as EVERSOURCE ENERGY By: /S/ PHILIP J. LEMBO Philip J. Lembo Vice President and Treasurer
(SEAL)	Signed, sealed and delivered in the presence of: /S/ EMILY O’NEIL /S/ BARBARA J. MURPHY

COMMONWEALTH OF MASSACHUSETTS

)

) ss.:

Westwood

COUNTY OF NORFOLK

)

On this 12th day of November 2015, before the undersigned officer, personally appeared Philip J. Lembo, who acknowledged himself to be the Vice President and Treasurer of THE CONNECTICUT LIGHT AND POWER COMPANY, doing business as EVERSOURCE ENERGY, a Connecticut corporation, and that he, as such Vice President and Treasurer, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as the Vice President and Treasurer, and as his free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

(SEAL)	/S/ BARBARA J. MURPHY Notary Public My commission expires: March 30 , 2018.

STATE OF CONNECTICUT

)

) ss.:

Berlin

COUNTY OF HARTFORD

)

On this 13th day of November 2015, before the undersigned officer, personally appeared Richard J. Morrison, who acknowledged himself to be the Secretary of THE CONNECTICUT LIGHT AND POWER COMPANY, doing business as EVERSOURCE ENERGY, a Connecticut corporation, and that he, as such Secretary, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as the Secretary, and as his free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

(SEAL)

/S/ LISA BARLOW MORAN

Notary Public

My commission:     3/31 , 20  16

Attest: /S/ KENNETH R. RING Name: Kenneth R. Ring Title: Vice President

DEUTSCHE BANK TRUST COMPANY
AMERICAS f/k/a BANKERS TRUST
COMPANY, TRUSTEE

By:

DEUTSCHE BANK NATIONAL

TRUST COMPANY, Authorized Signatory

By:

/S/ CHRIS NIESZ

Chris Niesz

Assistant Vice President

By:

/S/ DEBRA SCHWALB

Debra Schwalb

Vice President

(SEAL)	Signed, sealed and delivered in the presence of: /S/ ILLEGIBLE /S/ ILLEGIBLE

STATE OF NEW JERSEY

)

) ss.:

COUNTY OF HUDSON

)

On this 12 day of November, 2015 before the undersigned officer, personally appeared Chris Niesz and Debra Schwalb, acknowledged themselves to be Assistant Vice President and Vice President of DEUTSCHE BANK NATIONAL TRUST COMPANY, as authorized signatory for DEUTSCHE BANK TRUST COMPANY AMERICAS f/k/a BANKERS TRUST COMPANY, a corporation, and that they, as Assistant Vice President and Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Associates, and as their free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

(SEAL)	/S/ KATHRYN FISCHER Notary Public My commission expires: ___________, 20__.

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SCHEDULE A

[PROPERTY SUBJECT TO THE LIEN OF THE MORTGAGE]

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